SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 7, 2006

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 7, 2006, the Registrant entered into a severance agreement (the “Severance Agreement”) with Robert G. Schwartz, Jr., the Registrant’s Vice President and General Counsel. Pursuant to the Severance Agreement, Mr. Schwartz would be entitled to severance pay equal to six months of his base salary if his employment is terminated by the Registrant or the conditions of his employment are materially reduced, other than for cause. The Severance Agreement requires, as a condition of severance payments, that Mr. Schwartz sign a general release of claims in favor of the Registrant. This description is qualified by reference to the April 7, 2006 Severance Agreement, a copy of which is included as an Exhibit to this Current Report on Form 8-K.

ITEM 9.01(d) EXHIBITS

99.1	Severance Agreement dated April 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

Dated: April 7, 2006